Exhibit 99.1

Global Payments Reports Second Quarter 2023 Results

August 1, 2023

Delivers Strong Second Quarter Performance
Raises 2023 Outlook
Remains on Track to Achieve Targeted Synergies from EVO Acquisition

ATLANTA -- Global Payments Inc. (NYSE: GPN) today announced results for the second quarter ended June 30, 2023.

"We delivered strong second quarter results, as the effectiveness of our four-pillared strategy and outstanding execution by our team members worldwide continue to propel our business,” said Cameron Bready, President and Chief Executive Officer. "Our differentiated focus on software primacy, omnichannel solutions, faster growth markets and business-to-business payments generated significant growth across our go forward businesses.”

Bready continued, “We also remain delighted with the EVO Payments acquisition and the progress we have made with our integration activities. We are even more excited now about our prospects together as a combined business than we were at the time we announced the transaction, and remain on course to deliver at least $125 million in run-rate synergies.”

Bready concluded, “I have been at Global Payments for nearly a decade and have never been more enthusiastic about the opportunities available to us. We have a compelling technology-enabled strategy, a world-class team, great partners and clients and a global presence with distribution capabilities that are second to none. And having completed our strategic pivot to focus on a simpler model, I am confident that our best days remain in front of us.”

Second Quarter 2023 Summary
•GAAP revenues were $2.45 billion, compared to $2.28 billion in 2022; diluted earnings per share were $1.05 compared to a loss per share of $2.42 in the prior year; and operating margin was 24.6% compared to (23.0)% in the prior year.
•Adjusted net revenues increased 7% to $2.20 billion, compared to $2.06 billion in 2022.
•Adjusted earnings per share increased 11% to $2.62, compared to $2.36 in 2022.
•Adjusted operating margin expanded 100 basis points to 44.8%.

Exhibit 99.1

2023 Outlook
“Our outstanding financial results for the second quarter and year-to-date period reflect continued strong and consistent execution across our businesses, despite an uncertain macroeconomic environment,” said Josh Whipple, Senior Executive Vice President and Chief Financial Officer. “Based on this performance, we are raising our expectations for 2023.

“The company now expects adjusted net revenue to be in a range of $8.660 billion to $8.735 billion, reflecting growth of 7% to 8% over 2022, and adjusted earnings per share to now be in a range of $10.35 to $10.44, reflecting growth of 11% to 12% over 2022, or 16% to 17% excluding dispositions. We continue to expect adjusted operating margin for 2023 to expand by up to 120 basis points.”

Whipple concluded, “Our 2023 outlook reflects the continued momentum we are seeing in our business, while also accommodating the potential for a more tempered macroeconomic environment over the remainder of the year.”

Capital Allocation
Global Payments’ Board of Directors approved a dividend of $0.25 per share payable on September 29, 2023 to shareholders of record as of September 15, 2023.

Conference Call
Global Payments’ management will host a live audio webcast today, August 1, 2023, at 8:00 a.m. EDT to discuss financial results and business highlights. The audio webcast, along with supplemental financial information, can be accessed via the investor relations page of the company’s website at investors.globalpayments.com. A replay of the audio webcast will be archived on the company's website following the live event.

Non-GAAP Financial Measures
Global Payments supplements revenues, operating income, operating margin and net income and earnings per share determined in accordance with GAAP by providing these measures with certain adjustments (such measures being non-GAAP financial measures) in this earnings release to assist with evaluating our performance. In addition to GAAP measures, management uses these non-GAAP financial measures to focus on the factors the company believes are pertinent to the daily management of our operations.

Global Payments also has provided supplemental non-GAAP information to reflect the divestiture of the consumer portion of the Consumer Solutions segment, which closed in April 2023. Management believes that providing such supplemental financial information should enhance shareholders’ ability to evaluate how the business will be managed going forward.

Exhibit 99.1

Reconciliations of each of the non-GAAP financial measures to the most directly comparable GAAP measure are included in the schedules to this release, except for forward-looking measures where a reconciliation to the corresponding GAAP measures is not available due to the variability, complexity and limited visibility of the items that are excluded from the non-GAAP outlook measures.

About Global Payments
Global Payments Inc. (NYSE: GPN) is a leading payments technology company delivering innovative software and services to our customers globally. Our technologies, services and team member expertise allow us to provide a broad range of solutions that enable our customers to operate their businesses more efficiently across a variety of channels around the world.

Headquartered in Georgia with approximately 27,000 team members worldwide, Global Payments is a Fortune 500® company and a member of the S&P 500 with worldwide reach spanning over 170 countries throughout North America, Europe, Asia Pacific and Latin America. For more information, visit www.globalpayments.com and follow Global Payments on Twitter (@globalpayinc), LinkedIn and Facebook.

Forward-Looking Statements
Investors are cautioned that some of the statements we use in this report contain forward-looking statements and are made pursuant to the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which we operate, and beliefs of and assumptions made by our management, involve risks and uncertainties that could significantly affect the financial condition, results of operations, business plans and the future performance of Global Payments. Actual events or results might differ materially from those expressed or forecasted in these forward-looking statements. Accordingly, we cannot guarantee that our plans and expectations will be achieved. Examples of forward-looking statements include, but are not limited to, statements we make regarding guidance and projected financial results for the year 2023; the effects of general economic conditions on our business; statements about the benefits of our acquisitions or divestitures, including future financial and operating results, the company’s plans, objectives, expectations and intentions, and the successful integration of our acquisitions or completion of anticipated benefits or strategic initiatives; our success and timing in developing and introducing new services and expanding our business; and other statements regarding our future financial performance. Although we believe that the plans and expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our plans and expectations will be attained, and therefore actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

Exhibit 99.1

In addition to factors previously disclosed in Global Payments’ reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the effects of global economic, political, market, health and social events or other conditions; foreign currency exchange, continuing inflation and rising interest rate risks; difficulties, delays and higher than anticipated costs related to integrating the businesses of acquired companies, including with respect to implementing controls to prevent a material security breach of any internal systems or to successfully manage credit and fraud risks in business units; the effect of a security breach or operational failure on our business; failing to comply with the applicable requirements of Visa, Mastercard or other payment networks or card schemes or changes in those requirements; the ability to maintain Visa and Mastercard registration and financial institution sponsorship; the ability to retain, develop and hire key personnel; the diversion of management’s attention from ongoing business operations; the continued availability of capital and financing; increased competition in the markets in which we operate and our ability to increase our market share in existing markets and expand into new markets; our ability to safeguard our data; risks associated with our indebtedness; our ability to meet environmental, social or governance targets, goals and commitments; the potential effect of climate change including natural disasters; the effects of new or changes in current laws, regulations, credit card association rules or other industry standards on us or our partners and customers, including privacy and cybersecurity laws and regulations; and other events beyond our control, and other factors included in the “Risk Factors” in our most recent Annual Report on Form 10-K and in other documents that we file with the SEC, which are available at https://www.sec.gov.

These cautionary statements qualify all of our forward-looking statements, and you are cautioned not to place undue reliance on these forward-looking statements. Our forward-looking statements speak only as of the date they are made and should not be relied upon as representing our plans and expectations as of any subsequent date. While we may elect to update or revise forward-looking statements at some time in the future, we specifically disclaim any obligation to publicly release the results of any revisions to our forward-looking statements, except as required by law.

Investor contact:	investor.relations@globalpay.com	Media contact:	media.relations@globalpay.com
	Winnie Smith		Emily Edmonds
	770-829-8478		770-829-8755

Source: Global Payments Inc.

Exhibit 99.1
SCHEDULE 1
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2023	2022	% Change	2023	2022	% Change

Revenues	$2,452,469	$2,280,906	7.5%	$4,744,916	$4,437,160	6.9%

Operating expenses:
Cost of service	941,952	962,299	(2.1)%	1,889,705	1,919,457	(1.6)%
Selling, general and administrative	1,013,514	863,179	17.4%	2,056,641	1,686,328	22.0%
Impairment of goodwill	—	833,075	nm	—	833,075	nm
Net (gain) loss on business dispositions	(105,738)	152,211	nm	139,095	152,211	nm
	1,849,728	2,810,764		4,085,441	4,591,071

Operating income (loss)	602,741	(529,858)	nm	659,475	(153,911)	nm

Interest and other income	27,944	2,956	845.3%	39,097	4,667	737.7%
Interest and other expense	(191,423)	(99,188)	93.0%	(314,368)	(192,471)	63.3%
	(163,479)	(96,232)		(275,271)	(187,804)

Income (loss) before income taxes and equity in income of equity method investments	439,262	(626,090)	nm	384,204	(341,715)	nm
Income tax expense	172,211	52,776	226.3%	140,812	104,994	34.1%
Income (loss) before equity in income of equity method investments	267,051	(678,866)	nm	243,392	(446,709)	nm
Equity in income of equity method investments, net of tax	17,155	13,815	24.2%	36,394	31,294	16.3%
Net income (loss)	284,206	(665,051)	nm	279,786	(415,415)	nm
Net income attributable to noncontrolling interest, net of income tax	(10,058)	(7,948)	26.5%	(16,679)	(12,851)	29.8%
Net income (loss) attributable to Global Payments	$274,148	$(672,999)	nm	$263,107	$(428,266)	nm

Earnings (loss) per share attributable to Global Payments:
Basic earnings (loss) per share	$1.05	$(2.42)	nm	$1.00	$(1.53)	nm
Diluted earnings (loss) per share	$1.05	$(2.42)	nm	$1.00	$(1.53)	nm

Weighted-average number of shares outstanding:
Basic	260,827	278,181		261,965	280,130
Diluted	261,328	278,181		262,394	280,130

Note: nm = not meaningful.

Exhibit 99.1
SCHEDULE 2
NON-GAAP FINANCIAL MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2023	2022	% Change	2023	2022	% Change

Adjusted net revenue	$2,202,827	$2,058,450	7.0%	$4,252,284	$4,011,105	6.0%

Adjusted operating income	$986,980	$902,352	9.4%	$1,869,494	$1,704,823	9.7%

Adjusted net income attributable to Global Payments	$685,308	$657,776	4.2%	$1,316,570	$1,242,616	6.0%

Adjusted diluted earnings per share attributable to Global Payments	$2.62	$2.36	11.1%	$5.02	$4.43	13.3%

Supplemental Non-GAAP ⁽¹⁾

Adjusted net revenue⁽¹⁾	$2,173,242	$1,907,371	13.9%	$4,106,842	$3,701,901	10.9%

Adjusted operating income⁽¹⁾	$971,067	$864,926	12.3%	$1,796,264	$1,629,295	10.2%

----------------------------------------------------------------------------------

(1)The supplemental non-GAAP information reflects the divestiture of our consumer business which closed in April 2023.

See Schedules 6 and 7 for a reconciliation of each non-GAAP financial measure to the most comparable GAAP measure, Schedules 8 and 9 for a reconciliation of adjusted net revenue and adjusted operating income by segment and supplemental non-GAAP information to the most comparable GAAP measure, and Schedule 10 for a discussion of non-GAAP financial measures.

Exhibit 99.1
SCHEDULE 3
SEGMENT INFORMATION (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Three Months Ended
	June 30, 2023		June 30, 2022		% Change
	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP

Revenues:
Merchant Solutions	$1,842,293	$1,682,143	$1,581,716	$1,433,933	16.5%	17.3%
Issuer Solutions	590,441	505,283	559,639	484,241	5.5%	4.3%
Consumer Solutions	39,031	33,785	161,629	161,629	nm	nm
Intersegment eliminations	(19,296)	(18,384)	(22,078)	(21,353)	12.6%	13.9%
	$2,452,469	$2,202,827	$2,280,906	$2,058,450	7.5%	7.0%

Operating income (loss):
Merchant Solutions	$603,548	$815,236	$535,359	$719,779	12.7%	13.3%
Issuer Solutions	95,701	235,910	77,499	211,466	23.5%	11.6%
Consumer Solutions	1,890	15,913	21,942	37,426	nm	nm
Corporate	(204,136)	(80,079)	(179,372)	(66,319)	(13.8)%	(20.7)%
Impairment of goodwill	—	—	(833,075)	—	nm	nm
Gain (loss) on business dispositions	105,738	—	(152,211)	—	nm	nm
	$602,741	$986,980	$(529,858)	$902,352	nm	9.4%

	Six Months Ended
	June 30, 2023		June 30, 2022		% Change
	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP

Revenues:
Merchant Solutions	$3,447,903	$3,138,533	$3,054,735	$2,771,125	12.9%	13.3%
Issuer Solutions	1,161,349	995,500	1,096,965	952,609	5.9%	4.5%
Consumer Solutions	182,740	163,027	330,744	330,744	nm	nm
Intersegment eliminations	(47,076)	(44,776)	(45,284)	(43,375)	(4.0)%	(3.2)%
	$4,744,916	$4,252,284	$4,437,160	$4,011,105	6.9%	6.0%

Operating income (loss):
Merchant Solutions	$1,110,757	$1,503,516	$979,889	$1,351,896	13.4%	11.2%
Issuer Solutions	178,511	451,152	146,641	413,218	21.7%	9.2%
Consumer Solutions	(3,908)	73,230	44,560	75,528	nm	nm
Corporate	(486,790)	(158,404)	(339,715)	(135,819)	(43.3)%	(16.6)%
Impairment of goodwill	—	—	(833,075)	—	nm	nm
Net loss on business dispositions	(139,095)	—	(152,211)	—	nm	nm
	$659,475	$1,869,494	$(153,911)	$1,704,823	nm	9.7%

----------------------------------------------------------------------------------

See Schedules 8 and 9 for a reconciliation of adjusted net revenue and adjusted operating income by segment to the most comparable GAAP measures and Schedule 10 for a discussion of non-GAAP financial measures.

Note: Amounts may not sum due to rounding.

Note: nm = not meaningful.

Exhibit 99.1
SCHEDULE 4
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except share data)

	June 30, 2023	December 31, 2022

ASSETS
Current assets:
Cash and cash equivalents	$1,919,591	$1,997,566
Accounts receivable, net	1,159,266	998,332
Settlement processing assets	1,600,809	2,519,114
Current assets held for sale	7,224	138,815
Prepaid expenses and other current assets	832,254	660,321
Total current assets	5,519,144	6,314,148
Goodwill	26,491,160	23,320,736
Other intangible assets, net	10,741,990	9,658,374
Property and equipment, net	2,084,209	1,838,809
Deferred income taxes	112,087	37,907
Noncurrent assets held for sale	29	1,295,799
Notes receivable	724,644	—
Other noncurrent assets	2,477,617	2,343,241
Total assets	$48,150,880	$44,809,014

LIABILITIES AND EQUITY
Current liabilities:
Settlement lines of credit	$528,990	$747,111
Current portion of long-term debt	75,681	1,169,330
Accounts payable and accrued liabilities	2,710,458	2,442,560
Settlement processing obligations	1,802,361	2,413,799
Current liabilities held for sale	942	125,891
Total current liabilities	5,118,432	6,898,691
Long-term debt	16,975,360	12,289,248
Deferred income taxes	2,447,947	2,428,412
Noncurrent liabilities held for sale	164	4,478
Other noncurrent liabilities	693,518	647,975
Total liabilities	25,235,421	22,268,804
Commitments and contingencies
Redeemable noncontrolling interests	499,479	—
Equity:
Preferred stock, no par value; 5,000,000 shares authorized and none issued	—	—
Common stock, no par value; 400,000,000 shares authorized at June 30, 2023 and December 31, 2022; 259,962,485 issued and outstanding at June 30, 2023 and 263,081,872 issued and outstanding at December 31, 2022	—	—
Paid-in capital	19,686,035	19,978,095
Retained earnings	2,863,852	2,731,380
Accumulated other comprehensive loss	(378,401)	(405,969)
Total Global Payments shareholders’ equity	22,171,486	22,303,506
Nonredeemable noncontrolling interests	244,494	236,704
Total equity	22,415,980	22,540,210
Total liabilities, redeemable noncontrolling interests and equity	$48,150,880	$44,809,014

Exhibit 99.1
SCHEDULE 5
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Six Months Ended
	June 30, 2023	June 30, 2022

Cash flows from operating activities:
Net income (loss)	$279,786	$(415,415)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization of property and equipment	223,753	199,875
Amortization of acquired intangibles	645,675	656,373
Amortization of capitalized contract costs	59,065	53,113
Share-based compensation expense	136,701	85,414
Provision for operating losses and credit losses	61,313	57,929
Noncash lease expense	32,362	43,036
Deferred income taxes	(317,660)	(180,001)
Equity in income of equity method investments, net of tax	(36,394)	(31,294)
Impairment of goodwill	—	833,075
Net loss on business dispositions	139,095	152,211
Other, net	1,409	17,573
Changes in operating assets and liabilities, net of the effects of business combinations:
Accounts receivable	(58,981)	(80,580)
Settlement processing assets and obligations, net	213,936	69,595
Prepaid expenses and other assets	(191,478)	(191,652)
Accounts payable and other liabilities	(24,099)	(71,119)
Net cash provided by operating activities	1,164,483	1,198,133
Cash flows from investing activities:
Business combinations and other acquisitions, net of cash and restricted cash acquired	(4,101,415)	(9,931)
Capital expenditures	(331,002)	(324,027)
Issuance of notes receivable	(50,000)	—
Net cash from sales of businesses	478,695	(29,755)
Other, net	2,186	16
Net cash used in investing activities	(4,001,536)	(363,697)
Cash flows from financing activities:
Net borrowings from (repayments of) settlement lines of credit	(233,075)	4,139
Net borrowings from commercial paper notes	1,841,675	—
Proceeds from long-term debt	7,359,193	2,954,156
Repayments of long-term debt	(5,673,724)	(2,276,488)
Payments of debt issuance costs	(12,255)	(1,706)
Repurchases of common stock	(418,271)	(1,249,994)
Proceeds from stock issued under share-based compensation plans	19,282	23,619
Common stock repurchased - share-based compensation plans	(33,680)	(26,972)
Distributions to noncontrolling interests	(17,255)	(14,363)
Payment of contingent consideration in business combination	—	(15,726)
Dividends paid	(130,635)	(139,315)
Net cash provided by (used in) financing activities	2,701,255	(742,650)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	34,543	(114,968)
Decrease in cash, cash equivalents and restricted cash	(101,255)	(23,182)
Cash, cash equivalents and restricted cash, beginning of the period	2,215,606	2,123,023
Cash, cash equivalents and restricted cash, end of the period	$2,114,351	$2,099,841

Exhibit 99.1
SCHEDULE 6
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended June 30, 2023
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP

Revenues	$2,452,469	$(249,642)	$—	$—	$2,202,827

Operating income	$602,741	$(4,704)	$388,943	$—	$986,980

Net income attributable to Global Payments	$274,148	$(4,704)	$405,783	$10,081	$685,308

Diluted earnings per share attributable to Global Payments	$1.05				$2.62

Diluted weighted average shares outstanding	261,328				261,328

	Three Months Ended June 30, 2022
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP

Revenues	$2,280,906	$(222,456)	$—	$—	$2,058,450

Operating income (loss)	$(529,858)	$1,776	$1,430,434	$—	$902,352

Net income (loss) attributable to Global Payments	$(672,999)	$1,776	$1,432,057	$(103,058)	$657,776

Diluted earnings (loss) per share attributable to Global Payments	$(2.42)				$2.36

Diluted weighted average shares outstanding (4)	278,181				278,523

----------------------------------------------------------------------------------

(1)Includes adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. For the three months ended June 30, 2023 and 2022, net revenue adjustments also included $0.5 million and $1.8 million, respectively, to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses. Adjustments for the three months ended June 30, 2023 also included a $5.2 million adjustment to exclude revenues that were associated with certain excluded expenses of our consumer business, which was divested in April 2023.

(2)For the three months ended June 30, 2023, earnings adjustments to operating income included $344.3 million in cost of services (COS) and $150.3 million in selling, general and administrative expenses (SG&A). Adjustments to COS included amortization of acquired intangibles of $344.4 million and other items of $(0.1) million. Adjustments to SG&A included share-based compensation expense of $47.1 million, acquisition, integration and separation expenses of $86.6 million, facilities exit charges of $3.6 million, employee severance charges of $11.2 million, and other items of $1.8 million. Earnings adjustments to operating income also included the $105.7 million gain on business dispositions.

Acquisition, integration and separation expenses for the three months ended June 30, 2023 included $19.4 million related to our divested consumer business. These incremental expenses, which include card and marketing expenses, compensation and benefit expenses, and other expenses, were incurred as a result of contractual obligations with the purchasers of the consumer business and do not reflect the manner in which the Company would have operated the business and would not have otherwise been incurred absent the transaction.

Earnings adjustments to net income also included an allowance for current expected credit losses (CECL) of $18.2 million within interest and other expense related to the seller financing issued in connection with the business dispositions.

For the three months ended June 30, 2022, earnings adjustments to operating income included $327.8 million in COS and $117.3 million in SG&A. Adjustments to COS represent amortization of acquired intangibles of $327.4 million and other items of $0.4 million. Adjustments to SG&A include share-based compensation expense of $47.0 million, acquisition and integration expenses of $61.8 million and other items of $8.5 million.

For the three months ended June 30, 2022, earnings adjustments to operating income also included the $833.1 million noncash goodwill impairment charge in connection with the strategic review of the former Business and Consumer Solutions segment and sale of the consumer business and the $152.2 million loss on business dispositions.

(3)Income taxes on adjustments reflect the tax effect of earnings adjustments to income before income taxes. The tax rate used in determining the tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment. In addition, for the three months ended June 30, 2023, income taxes on adjustments include the removal of tax expense related to business dispositions.

(4)Includes 341,681 dilutive shares for non-GAAP. All awards are antidilutive for GAAP due to reporting a net loss.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

Note: Amounts may not sum due to rounding.

Exhibit 99.1
SCHEDULE 7
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Six Months Ended June 30, 2023
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP

Revenues	$4,744,916	$(492,633)	$—	$—	$4,252,284

Operating income	$659,475	$(18,641)	$1,228,660	$—	$1,869,494

Net income attributable to Global Payments	$263,107	$(18,641)	$1,243,358	$(171,254)	$1,316,570

Diluted earnings per share attributable to Global Payments	$1.00				$5.02

Diluted weighted average shares outstanding	262,394				262,394

	Six Months Ended June 30, 2022
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP

Revenues	$4,437,160	$(426,055)	$—	$—	$4,011,105

Operating income (loss)	$(153,911)	$5,388	$1,853,346	$—	$1,704,823

Net income (loss) attributable to Global Payments	$(428,266)	$5,388	$1,855,635	$(190,141)	$1,242,616

Diluted earnings (loss) per share attributable to Global Payments	$(1.53)				$4.43

Diluted weighted average shares outstanding (4)	280,130				280,534
----------------------------------------------------------------------------------

(1)Includes adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. For six months ended June 30, 2023 and 2022, net revenue adjustments also included $1.1 million and $5.4 million, respectively, to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses. Adjustments for the six months ended June 30, 2023 also included a $19.7 million adjustment to exclude revenues that were associated with certain excluded expenses of our consumer business, which was divested in April 2023.

(2)For the six months ended June 30, 2023, earnings adjustments to operating income included $647.9 million in COS and $441.6 million in SG&A. Adjustments to COS included amortization of acquired intangibles of $645.7 million and other items of $2.2 million. Adjustments to SG&A included share-based compensation expense of $136.7 million, acquisition, integration and separation expenses of $261.3 million, facilities exit charges of $11.3 million, employee severance charges of $29.9 million, and other items of $2.4 million. Earnings adjustments to operating income also included the $139.1 million loss on business dispositions.

Acquisition, integration and separation expenses for the six months ended June 30, 2023 included $93.6 million related to our divested consumer business. These incremental expenses, which include card and marketing expenses, compensation and benefit expenses, and other expenses, were incurred as a result of contractual obligations with the purchasers of the consumer business and do not reflect the manner in which the Company would have operated the business and would not have otherwise been incurred absent the transaction.

Earnings adjustments to net income also included an allowance for current expected credit losses (CECL) of $18.2 million within interest and other expense related to the seller financing issued in connection with the business dispositions.

For the six months ended June 30, 2022, earnings adjustments to operating income included $657.0 million in COS and $211.0 million in SG&A. Adjustments to COS included amortization of acquired intangibles of $656.4 million and other items of $0.6 million. Adjustments to SG&A included share-based compensation expense of $85.4 million, acquisition and integration expenses of $112.9 million and other items of $12.7 million.

For the six months ended June 30, 2022, earnings adjustments to operating income also included the $833.1 million noncash goodwill impairment charge in connection with the strategic review of the former Business and Consumer Solutions segment and sale of the consumer business and the $152.2 million loss on business dispositions.

(3)Income taxes on adjustments reflect the tax effect of earnings adjustments to income before income taxes. The tax rate used in determining the tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment. In addition, for the three months ended June 30, 2023, income taxes on adjustments include the removal of tax expense related to business dispositions.

(4)Includes 404,349 dilutive shares for non-GAAP. All awards are antidilutive for GAAP due to reporting a net loss.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

Note: Amounts may not sum due to rounding.

Exhibit 99.1
SCHEDULE 8
RECONCILIATION OF SEGMENT NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Three Months Ended June 30, 2023
	GAAP	Net Revenue Adjustments (1)	Earnings Adjustments(2)	Non-GAAP	Consumer Business (3)	Supplemental Non-GAAP (3)

Revenues:
Merchant Solutions	$1,842,293	$(160,150)	$—	$1,682,143	$—	$1,682,143
Issuer Solutions	590,441	(85,158)	—	505,283	—	505,283
Consumer Solutions	39,031	(5,246)	—	33,785	(33,785)	—
Intersegment eliminations	(19,296)	912	—	(18,384)	4,200	(14,184)
	$2,452,469	$(249,642)	$—	$2,202,827	$(29,585)	$2,173,242

Operating income (loss):
Merchant Solutions	$603,548	$9	$211,679	$815,236	$—	$815,236
Issuer Solutions	95,701	534	139,676	235,910	—	235,910
Consumer Solutions	1,890	(5,246)	19,269	15,913	(15,913)	—
Corporate	(204,136)	—	124,057	(80,079)	—	(80,079)
Gain on business dispositions	105,738	—	(105,738)	—	—	—
	$602,741	$(4,704)	$388,943	$986,980	$(15,913)	$971,067

	Three Months Ended June 30, 2022
	GAAP	Net Revenue Adjustments (1)	Earnings Adjustments(2)	Non-GAAP	Consumer Business (3)	Supplemental Non-GAAP (3)

Revenues:
Merchant Solutions	$1,581,716	$(147,783)	$—	$1,433,933	$—	$1,433,933
Issuer Solutions	559,639	(75,398)	—	484,241	—	484,241
Consumer Solutions	161,629	—	—	161,629	(161,629)	—
Intersegment eliminations	(22,078)	725	—	(21,353)	10,550	(10,803)
	$2,280,906	$(222,456)	$—	$2,058,450	$(151,079)	$1,907,371

Operating income (loss):
Merchant Solutions	$535,359	$139	$184,281	$719,779	$—	$719,779
Issuer Solutions	77,499	1,636	132,330	211,466	—	211,466
Consumer Solutions	21,942	—	15,484	37,426	(37,426)	—
Corporate	(179,372)	—	113,053	(66,319)	—	(66,319)
Impairment of goodwill	(833,075)	—	833,075	—	—	—
Net loss on business dispositions	(152,211)	—	152,211	—	—	—
	$(529,858)	$1,776	$1,430,434	$902,352	$(37,426)	$864,926
------------------------------------------------------------------------------------------

(1)Includes adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. For the three months ended June 30, 2023 and 2022, net revenue adjustments also included $0.5 million and $1.8 million, respectively, to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses. Adjustments for the three months ended June 30, 2023 also included a $5.2 million adjustment to exclude revenues that were associated with certain excluded expenses of our consumer business, which was divested in April 2023.

(2)For the three months ended June 30, 2023, earnings adjustments to operating income included $344.3 million in COS and $150.3 million in SG&A. Adjustments to COS included amortization of acquired intangibles of $344.4 million and other items of $(0.1) million. Adjustments to SG&A included share-based compensation expense of $47.1 million, acquisition, integration and separation expenses of $86.6 million, facilities exit charges of $3.6 million, employee severance charges of $11.2 million, and other items of $1.8 million. Earnings adjustments to operating income also included the $105.7 million gain on business dispositions.

Acquisition, integration and separation expenses for the three months ended June 30, 2023 included $19.4 million related to our divested consumer business. These incremental expenses, which include card and marketing expenses, compensation and benefit expenses, and other expenses, were incurred as a result of contractual obligations with the purchasers of the consumer business and do not reflect the manner in which the Company would have operated the business and would not have otherwise been incurred absent the transaction.

For the three months ended June 30, 2022, earnings adjustments to operating income included $327.8 million in COS and $117.3 million in SG&A. Adjustments to COS represent amortization of acquired intangibles of $327.4 million and other items of $0.4 million. Adjustments to SG&A include share-based compensation expense of $47.0 million, acquisition and integration expenses of $61.8 million and other items of $8.5 million.

For the three months ended June 30, 2022, earnings adjustments to operating income also included the $833.1 million noncash goodwill impairment charge in connection with the strategic review of the former Business and Consumer Solutions segment and sale of the consumer business and the $152.2 million loss on business dispositions.

(3)The supplemental non-GAAP information excludes the results of the consumer business that was divested in April 2023.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

Note: Amounts may not sum due to rounding.

Exhibit 99.1
SCHEDULE 9
RECONCILIATION OF SEGMENT NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Six Months Ended June 30, 2023
	GAAP	Net Revenue Adjustments (1)	Earnings Adjustments(2)	Non-GAAP	Consumer Business (3)	Supplemental Non-GAAP (3)

Revenues:
Merchant Solutions	$3,447,903	$(309,370)	$—	$3,138,533	$—	$3,138,533
Issuer Solutions	1,161,349	(165,849)	—	995,500	—	995,500
Consumer Solutions	182,740	(19,713)	—	163,027	(163,027)	—
Intersegment eliminations	(47,076)	2,300	—	(44,776)	17,585	(27,191)
	$4,744,916	$(492,633)	$—	$4,252,284	$(145,442)	$4,106,842

Operating income (loss):
Merchant Solutions	$1,110,757	$22	$392,737	$1,503,516	$—	$1,503,516
Issuer Solutions	178,511	1,050	271,591	451,152	—	451,152
Consumer Solutions	(3,908)	(19,713)	96,851	73,230	(73,230)	—
Corporate	(486,790)	—	328,386	(158,404)	—	(158,404)
Impairment of goodwill	—	—	—	—	—	—
Net loss on business dispositions	(139,095)	—	139,095	—	—	—
	$659,475	$(18,641)	$1,228,660	$1,869,494	$(73,230)	$1,796,264

	Six Months Ended June 30, 2022
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Non-GAAP	Consumer Business (3)	Supplemental Non-GAAP (3)

Revenues:
Merchant Solutions	$3,054,735	$(283,610)	$—	$2,771,125	$—	$2,771,125
Issuer Solutions	1,096,965	(144,355)	—	952,609	—	952,609
Consumer Solutions	330,744	—	—	330,744	(330,744)	—
Intersegment eliminations	(45,284)	1,910	—	(43,375)	21,541	(21,834)
	$4,437,160	$(426,055)	$—	$4,011,105	$(309,203)	$3,701,901

Operating income (loss):
Merchant Solutions	$979,889	$219	$371,787	$1,351,896	$—	$1,351,896
Issuer Solutions	146,641	5,169	261,408	413,218	—	413,218
Consumer Solutions	44,560	—	30,968	75,528	(75,528)	—
Corporate	(339,715)	—	203,896	(135,819)	—	(135,819)
Impairment of goodwill	(833,075)	—	833,075	—	—	—
Net loss on business dispositions	(152,211)	—	152,211	—	—	—
	$(153,911)	$5,388	$1,853,346	$1,704,823	$(75,528)	$1,629,295
----------------------------------------------------------------------------------
(1)Includes adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. For six months ended June 30, 2023 and 2022, net revenue adjustments also included $1.1 million and $5.4 million, respectively, to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses. Adjustments for the six months ended June 30, 2023 also included a $19.7 million adjustment to exclude revenues that were associated with certain excluded expenses of our consumer business, which was divested in April 2023.

(2)For the six months ended June 30, 2023, earnings adjustments to operating income included $647.9 million in COS and $441.6 million in SG&A. Adjustments to COS included amortization of acquired intangibles of $645.7 million and other items of $2.2 million. Adjustments to SG&A included share-based compensation expense of $136.7 million, acquisition, integration and separation expenses of $261.3 million, facilities exit charges of $11.3 million, employee severance charges of $29.9 million, and other items of $2.4 million. Earnings adjustments to operating income also included the $139.1 million loss on business dispositions.

Acquisition, integration and separation expenses for the six months ended June 30, 2023 included $93.6 million related to our divested consumer business. These incremental expenses, which include card and marketing expenses, compensation and benefit expenses, and other expenses, were incurred as a result of contractual obligations with the purchasers of the consumer business and do not reflect the manner in which the Company would have operated the business and would not have otherwise been incurred absent the transaction.

For the six months ended June 30, 2022, earnings adjustments to operating income included $657.0 million in COS and $211.0 million in SG&A. Adjustments to COS included amortization of acquired intangibles of $656.4 million and other items of $0.6 million. Adjustments to SG&A included share-based compensation expense of $85.4 million, acquisition and integration expenses of $112.9 million and other items of $12.7 million.

For the six months ended June 30, 2022, earnings adjustments to operating income also included the $833.1 million noncash goodwill impairment charge in connection with the strategic review of the former Business and Consumer Solutions segment and sale of the consumer business and the $152.2 million loss on business dispositions.

(3)The supplemental non-GAAP information excludes the results of the consumer business that was divested in April 2023.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

Note: Amounts may not sum due to rounding.

Exhibit 99.1
SCHEDULE 10
OUTLOOK SUMMARY (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In millions, except per share data)

	2022	2023 Outlook	Growth
Revenues:
GAAP revenues	$8,976	$9,650 to $9,725	7% to 8%
Adjustments(1)	(884)	(990)
Adjusted net revenue	$8,092	$8,660 to $8,735	7% to 8%

Earnings Per Share:
GAAP diluted EPS	$0.40	$4.01 to $4.10	nm
Adjustments(2)	8.92	6.34
Adjusted EPS	$9.32	$10.35 to $10.44	11% to 12%

(1)Includes adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefit to the company. Amounts also included adjustments to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses, as well as adjustments to exclude revenues that were associated with certain excluded expenses of our consumer business which was classified as assets held for sale on our balance sheet.

(2)Adjustments to 2022 GAAP diluted EPS included the removal of 1) software-related contract liability adjustments described above of $0.02, 2) acquisition related amortization expense of $3.53, 3) share-based compensation expense of $0.46, 4) acquisition, integration, and separation expense of $1.00, 5) facilities exit charges of $0.13, 6) other items of $0.06, 7) equity method investment earnings from our interest in a private equity investment fund of $(0.06), 8) discrete tax items of $0.01, 9) goodwill impairment charge in connection with the strategic review of the former Business and Consumer Solutions segment and sale of the consumer business of $3.02, 10) loss on business dispositions of $0.70, 11) other income and expense of $0.05, and 12) the effect of noncontrolling interests and income taxes, as applicable.

Note: nm = not meaningful.

NON-GAAP FINANCIAL MEASURES
Global Payments supplements revenues, operating income, operating margin and net income and earnings per share (EPS) determined in accordance with U.S. GAAP by providing these measures with certain adjustments (such measures being non-GAAP financial measures) in this document to assist with evaluating our performance. In addition to GAAP measures, management uses these non-GAAP financial measures to focus on the factors the company believes are pertinent to the daily management of our operations. Management believes adjusted net revenue more closely reflects the economic benefits to the company's core business and allows for better comparisons with industry peers. Management uses these non-GAAP financial measures, together with other metrics, to set goals for and measure the performance of the business and to determine incentive compensation.

Adjusted net revenue, adjusted operating income, adjusted operating margin, adjusted net income and adjusted EPS should be considered in addition to, and not as substitutes for, revenues, operating income, net income and earnings per share determined in accordance with GAAP. The non-GAAP financial measures reflect management's judgment of particular items, and may not be comparable to similarly titled measures reported by other companies. Adjusted net revenue excludes gross-up related payments associated with certain lines of business to reflect economic benefits to the company. On a GAAP basis, these payments are presented gross in both revenues and operating expenses. Adjusted operating income, adjusted net income and adjusted EPS exclude acquisition-related amortization expense, share-based compensation expense, acquisition, integration and separation expense, gain or losses on business divestitures, and certain other items specific to each reporting period as more fully described in the accompanying reconciliations in Schedules 6 or 7. Adjusted operating margin is derived by dividing adjusted operating income by adjusted net revenue. The tax rate used in determining the income tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment.

The supplemental non-GAAP information excludes the results of the consumer business that was divested in April 2023. Management believes that providing such supplemental financial information should enhance shareholders’ ability to evaluate how the business will be managed going forward.